Exhibit 3.185

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999) Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
This space for use by Secretary of State Date 7-2-01 Franchise Tax $25.00 Filing Fees $75.00 Approved $100.00
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”	FILED Jul 2 – 2001 Jesse White Secretary of State	PAID ““ 03 2001 Expedited Services

1.	CORPORATE NAME:	Onyx Valley View Landfill, Inc.

(The corporate name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	CT Corporation System

		First Name	Middle Initial	Last name

	Initial Registered Office:	208 South LaSalle Street

		Number	Street	Suite #

		Chicago	IL	Cook 60604

		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

To engage in any activity for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class     Par Value per Share     Number of Authorized Shares     Number of Shares Proposed to be Issued     Consideration to be Received Therefore

Common	$.01	9.000	1,000	$ 10.00

TOTAL = $10.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: (If not sufficient space to cover this point, add one or more sheets of this size.)

5.	OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: 3

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name Residential Address City, State, ZIP

G.W. “Bill” Dietrich; 235 Sanctuary Dr., C606; Long Boat Key, FL 34228 George K. Farr; W331 N6070 Cty Hwy C; Nashotah, WI 53058 Paul R. Jenks; 4668 Johnstown Rd; Gahanna, OH 43230

6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $

7. OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	June 6, 2001,
	(Month & Day)	Year

Signature and Name		Address
1.	Signature	1.	Superior Services, Inc.; 125 S. 84th St. #200 Street

	Paul R. Jenks, President (Type or Print Name)		Milwaukee, WI 53214 City/Town State ZIP Code

2.	Signature	2.	Superior Services, Inc.; 125 S. 84th St. #200 Street

	Karen K. Duke, Assistant Secretary		Milwaukee, WI 53214 City/Town State ZIP Code
	(Type or Print Name)

3.	Signature	3.	Street

	(Type or Print Name)		City/Town State ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523	C-162.20

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

SECRETARY OF STATE

Filed: 6/14/2006

Jesse White

Secretary of State

                     File # 61711236 Filing Fee: $50 Approved: KAK

——Submit in Duplicate——Type or Print Clearly in black ink——Do not write above this line——

1.         Corporate Name (See Note 1 on page 4.):         Onyx Valley View Landfill, Inc.

2.         Manner of Adoption of Amendment

The following amendment to the Articles of incorporation was adopted on December 31, 2005

In the manner Indicated below:             Month & Day             Year

Mark an “X” in one box only.

             By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

             By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

             By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

             By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

             By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

    x     By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.             Text of Amendment;

a.             When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation: Veolia ES Valley View Landfill, Inc.

THESE ARTICLES OF AMENDMENT HAVE A DELAYED EFFECTIVE DATE OF July 1, 2006.

(All changes other than name include on page 2.)

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

N/A

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares at any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

NO CHANGE

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”): (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

NO CHANGE

b. The amount of paid-in capital as changed by this amendment Is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

NO CHANGE	Before Amendment	After Amendment

Paid-in Capital:	$	$

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	June 9 2006	Onyx Valley View Landfill, Inc.
Month & Year		Exact Name of Corporation

Any Authorized Officer’s Signature

Michael K. Slattery, Vice President & Sec.
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ,
Month & Day Year

File Number 6171-123-6

State of Illinois

Office of the Secretary of State

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 05 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR VEOLIA ES VALLEY VIEW LANDFILL, INC.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 2ND day of NOVEMBER A.D. 2012

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State

DECEMBER 4, 2012     6171-123-6

CT CORPORATION SYSTEM

600 S 2ND ST

SPRINGFIELD IL 62704

RE ADVANCED DISPOSAL SERVICES VALLEY VIEW LANDFILL, INC.

DEAR SIR OR MADAM:

ENCLOSED YOU WILL FIND THE ARTICLES OF AMENDMENT FOR THE ABOVE NAMED CORPORATION.

FEES IN THIS CONNECTION HAVE BEEN RECEIVED AND CREDITED.

SINCERELY,

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

CORPORATION DIVISION

TELEPHONE (217) 782-6961

FORM BCA 10.30 (rev. Dec, 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

                                          File # 6171-123-6 Filing Fee: $50 Approved: LC

——Submit in duplicate——Type or Print clearly in black ink——Do not write above this line——

1. Corporate Name (See Note 1 on page 4.): VEOLIA ES VALLEY VIEW LANDFILL, INC.

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on	November 20, 2012
in the manner indicated below:	Month & Day Year

Mark an “X” in one box only.

             By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

             By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

             By a majority of the board of directors, in accordance with Section 10,15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

             By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

             By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

    x     By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3. Text of Amendment:

a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation: ADVANCED DISPOSAL SERVICES VALLEY VIEW LANDFILL, INC.

New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 • 5M - C 173.14

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

N/A

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

NO CHANGE

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”): (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

NO CHANGE

b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

NO CHANGE	Before Amendment	After Amendment

Paid-in Capital:	$	$

Complete either Item 6 or Item 7 below. All signatures must be In BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	November 29	2012	VEOLIA ES VALLEY VIEW LANDFILL INC.
Month & Day		Year	Exact Name of Corporation

Any Authorized Officer’s Signature

Christian B. Mills, Assistant Secretary
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ,
Month & Day Year

NOTES AND INSTRUCTIONS

1. State the true exact corporate name as it appears on the records of the Office of the Secretary of State BEFORE any amendments herein reported.

2. Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

3. Directors may adopt amendments without shareholder approval in only seven instances, as follows:

a.	To remove the names and addresses of directors named in the Articles of Incorporation.

b.	To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.

c.	To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

d.	To split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.

e.	To change the corporate name by substituting the word “corporation, “incorporated,” “company,” “limited” or the abbreviation “corp.,” “inc.,’ co.,” or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.

f.	To reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05.

g.	To restate the Articles of Incorporation as currently amended. (§10.15)

4. All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two-thirds vote within each class is required).

The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§10.20)

5. When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§7.10 & 10.20)

6. In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.